                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (File Nos. 333-59339 and 333-68563), S-4 (File No. 333-360) and S-8 (File Nos. 33-49726, 33-02374, 333-34766, 33-64106 and
333-104551) of Stewart Enterprises, Inc. and Subsidiaries of our report dated December 16, 2003 relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated December 16, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New Orleans, Louisiana
January 14, 2004

                                     -122-